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                                                                       EXHIBIT 2

                              AMENDMENT NUMBER 2


                            DATED AS OF JUNE 5, 1996


                                       TO


                             PLAN OF REORGANIZATION


                                      AND


                     AGREEMENT FOR THE EXCHANGE OF STOCK OF


              CALCOMP INC. FOR STOCK OF SUMMAGRAPHICS CORPORATION


                                  BY AND AMONG


                          LOCKHEED MARTIN CORPORATION,
                            A MARYLAND CORPORATION,


                                 CALCOMP INC.,
                            A CALIFORNIA CORPORATION


                                      AND


                           SUMMAGRAPHICS CORPORATION,
                             A DELAWARE CORPORATION


                           DATED AS OF MARCH 19, 1996
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                               AMENDMENT NUMBER 2
                                       TO
                  PLAN OF REORGANIZATION AND AGREEMENT FOR THE
                 EXCHANGE OF STOCK OF CALCOMP INC. FOR STOCK OF
             SUMMAGRAPHICS CORPORATION, DATED AS OF MARCH 19, 1996


     This Amendment is made and entered into as of June 5, 1996 by and among Lockheed Martin Corporation ("Lockheed Martin"), a Maryland corporation; CalComp Inc. ("CalComp"), a California corporation; and Summagraphics Corporation ("Summagraphics"), a Delaware corporation.


                                    RECITALS
                                    --------

     WHEREAS, on March 19, 1996, Lockheed Martin, CalComp and Summagraphics (collectively, the "Parties") entered into the Plan of Reorganization and Agreement for the Exchange of Stock of CalComp Inc. for Stock of Summagraphics Corporation (the "Plan of Reorganization"); and

     WHEREAS, on April 30, 1996, the Parties entered into Amendment Number 1 to the Plan of Reorganization ("Amendment Number 1"), which amended certain provisions thereto; and

     WHEREAS, the Parties deem it necessary to modify further the Plan of Reorganization, in light of recent operating results of CalComp and uncontrollable delays in obtaining clearance of the Proxy and Information Statement by the Securities and Exchange Commission; and

     WHEREAS, the Parties have negotiated and accept the following changes to the Plan of Reorganization as amended by Amendment Number 1 and the related documents and Exhibits;

     NOW, THEREFORE, the Parties hereby agree as follows:


                                   AGREEMENT
                                   ---------

     1. CAPITALIZED TERMS. Capitalized terms used herein shall have the meanings assigned to such terms in the Plan of Reorganization as amended by Amendment Number 1.

     2. MATERIAL ADVERSE EFFECT. The definition of Material Adverse Effect, as defined in Paragraph 1.9(b) of the Plan of Reorganization and amended by Amendment Number 1, is hereby further amended by deleting the words "$15,000,000 for CalComp" in Line 6 and replacing them with the words "$25,500,000 for CalComp."

     3. RESCISSION OF MATERIAL ADVERSE EFFECT CONDITION TO CLOSING. The parties hereby agree to delete paragraph 8.3 to the
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extent that CalComp's failure to achieve a Material Adverse Effect less than the amount specified in Paragraph 2 above would otherwise constitute a failure of a condition precedent to Closing.


     4. REDUCTION OF SHARES OF SUMMAGRAPHICS COMMON STOCK. The parties hereby agree that Section 1.10 is added to the Exchange Agreement to read as follows:
           ------------

     "1.10  Reduction of Shares of Summagraphics Common Stock.  The number of
            -------------------------------------------------
     shares of Summagraphics Common Stock to be issued to Lockheed Martin pursuant to Section 1.3 shall be reduced by the CalComp MAE Variance (as
                 -----------
     defined below) divided by the average closing prices of Summagraphics Common Stock as reported in the Wall Street Journal -- NASDAQ National
                                     -------------------
     Market Issues for the five days preceding the Closing (rounded to the nearest whole share). For purposes hereof, the term "CalComp MAE Variance" shall mean the amount of the decrease, if any, in the consolidated stockholders' equity of CalComp from December 31, 1995 to Closing that exceeds $25,500,000."

     5. TERM OF AGREEMENT. The term of the Plan of Reorganization is extended through July 31, 1996, conditioned, however, upon Summagraphics obtaining the consent of Silicon Valley Bank to such extension, which consent shall be on terms and conditions acceptable to Lockheed Martin and CalComp. Accordingly, all references to "June 15, 1996" in Paragraphs 1.2, 4.3 and 10.2 of the Plan of Reorganization (as well as in the Exhibits and other documents related to the Plan of Reorganization) shall be deleted and replaced with the date "July 31, 1996."

     6. CORRESPONDING CHANGES TO OTHER AGREEMENTS. By this Amendment, the Parties hereby declare that all terms and conditions in the Plan of Reorganization, the Exhibits, and any other agreement between and among the Parties relating to matters covered by this Amendment are deemed amended as necessary to conform to the provisions of this Amendment.

     7. EXTENSION OF CONVERTIBLE DEBENTURE. Upon receipt by Lockheed Martin of a waiver and consent from Silicon Valley Bank in form satisfactory to Lockheed Martin and CalComp, Lockheed Martin shall extend the date set forth in
Section 3.(iv) of the Convertible Debenture to a date coextensive with the date set forth in Section 3 above.

     8. CHANGES TO THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SUMMAGRAPHICS. The parties agree that Fourth Amended and Restated Certificate of Incorporation of Summagraphics is amended as set forth in Exhibit A attached hereto.

     9. ALL OTHER TERMS REMAIN IN EFFECT. Except as expressly provided herein, all other terms and conditions in the Plan of

                                     - 2 -
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Reorganization, its Exhibits, and all other agreements between and the Parties remain unchanged in effect.

     IN WITNESS WHEREOF, Lockheed Martin, CalComp and Summagraphics have caused this Agreement to be duly executed by their respective chairmen or presidents and their respective seals to be affixed hereto and attested by their respective secretaries thereunto duly authorized as of the date first written above.


                                    LOCKHEED MARTIN CORPORATION


                                    By:___________________________
                                       Peter B. Teets
                                       President - Lockheed Martin
                                         Information & Technology
                                         Services Sector


                                    CALCOMP INC.


                                    By:___________________________
                                       Gary Long
                                       President


                                    SUMMAGRAPHICS CORPORATION


                                    By:___________________________
                                       Michael S. Bennett
                                       President and Chief Executive
                                        Officer